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                                                                   EXHIBIT 10.71


                              CONVERSION AGREEMENT

     Vertex Interactive, Inc. (the "Company") is the maker of a convertible promissory note in the amount of $5,000,000 (the "Note" dated June 19, 2001, as modified, in favor of MidMark Capital II, L.P. (the "Holder"). Capitalized terms not otherwise defined shall have the meaning assinged in the Note.

     Under the terms of the Note, the Note was to be converted into Conversion Shares at the Conversion Price upon the Company obtaining any required Shareholder Approval. The Company represents and warrants that (1) Shareholder Approval is not required under either the Laws of the State of New Jersey or Nasdaq National Market, and (2) Pitney Bowes Inc. has not purchased additional capital stock and/or related warrants or other convertible securities of the Company for an aggregate purchase price of at least $9,000,000. The Holder agrees, as of the date hereof, to convert $805,755 of the interest and principal outstanding under its Note into the Company Series Convertible Preferred Stock, at a conversion price of $1,000 for each share. The remaining balance due under the Note shall be evidenced by an Amended and Restated Note in the form attached as Exhibit A.

Date; March 7, 2002

Vertex Interactive, Inc.                        MidMark Capital II, L.P.
                                                by MidMark Associates II, LLC,
                                                its general partner


By: Nicholas R. H. Toms                         By: Wayne L. Clevenger
    -----------------------                         ----------------------------
    Nicholas R. H. Toms                             Name: WAYNE L. CLEVENGER
    President                                       Title: MANAGING DIRECTOR

Amount of principal and interest outstanding
under the Note as of March 7, 2002:             $5,204,791.67

Number of Shares of Series C Convertible
Preferred Shares to be issued:                  805




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     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR
INVESTMENT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                            VERTEX INTERACTIVE, INC.
                AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$4,399,036.67                                              Fairfield, New Jersey
                                                             as of March 7, 2002

     VERTEX INTERACTIVE, INC., a New Jersey corporation (the "Company"), for value received hereby promises to pay to the order MidMark Capital II, L.P., (the "Lender"), in lawful money of the United States, the principal sum of four million three hundred ninety nine thousand thirty six dollars and sixty seven cents ($4,399,036.67), plus any unpaid accrued interest thereon as determined in accordance with Section 2 below, on the Maturity Date. The Maturity Date means September 30, 2003. This Convertible Promissory Note (this "Note") is issued in connection with the transactions described in Article I of the Note Purchase Agreement, dated as of June 19, 2001, between the Company and the Purchasers named therein, as the same may from time to time be amended, modified or supplemented (the "Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Note amends and restates the obligations of the Company under the Convertible Promissory Note issued in favor of the Lender on June 19, 2001 as amended.

     1. Conversion. This Note shall be converted, at the election of the Lender, into the Company's Series C Preferred Shares at a conversion price of $1,000 for each share. Upon surrender of this Note to the Company for cancellation the Company shall promptly issue to Lender a share certificate or certificates representing the Shares bearing the legend described in Section 1.04 of the Agreement.

     2. Interest. Unless earlier converted in accordance with the provisions hereof, the principal amount outstanding under this Note plus any unpaid accrued interest hereon shall be paid on the Maturity Date. Interest shall accrue at the prime borrowing rate as quoted in the Wall Street Journal and shall be computed on the basis of a 360-day year applied to actual days elapsed. Promptly following payment in full of the principal and any accrued interest payable in accordance with the terms of this Note, Lender shall surrender this Note to the Company for cancellation.

     3. Prepayment. This Note shall not be prepaid without the prior written consent of Lender.




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     4. Payments. All payments to be made by the Company in respect of this Note shall be made by wire transfer to an account designated by Lender by written notice to the Company. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a business day, such due date shall be extended to the next succeeding business day. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim.

     5. Assignment. Neither this Note nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     6. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by of on behalf of each party hereto.

     7. Transfer of This Note or Securities Issuable upon Conversion. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Lender shall give written notice to the Company prior to such offer, sale or other disposition, describing briefly the manner thereof, together with a written opinion reasonably satisfactory to the Company of Lender's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify Lender that it may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7 that the opinion of counsel for Lender is not reasonably satisfactory to the Company, the Company shall so notify Lender promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     8. Notices. Any notice, request or other communication required or permitted hereunder shall be made in accordance with Section 5.02 of the Agreement.

     9. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon Lender or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.




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     10. Governing Law. This Note shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     11. Headings. The headings used in this Note have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     12. Invalid Provisions. If any provision of this Note is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Note will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Note will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of this 7th day of March, 2002.

                                                    VERTEX INTERACTIVE, INC.


                                                    By: Nicholas Toms
                                                        ------------------------
                                                        Name:  Nicholas Toms
                                                        Title: CEO